Exhibit 4.1

EXECUTION VERSION

INDENTURE,

dated as of March 25, 2011,

among

ACQUISITION CO. LANZA PARENT

as Issuer,

THE GUARANTORS HEREAFTER PARTIES HERETO,

as Guarantors

and

WILMINGTON TRUST FSB,

as Trustee and Collateral Agent

10% Senior Secured Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
312(a)	2.05
(b)	7.07; 11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.19
(b)	12.02
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.06
(d)	12.03
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Exhibit A - Form of Initial Note

Exhibit B - Form of Exchange Note

Exhibit C - Form of Legend for Global Notes

Exhibit D - Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit E - Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit F - Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

v

INDENTURE, dated as of March 25, 2011, among Acquisition Co. Lanza Parent, a Delaware corporation (the “Company”),  the Guarantors (as herein defined) hereafter parties hereto and Wilmington Trust FSB (“Wilmington”), as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Senior Secured Notes due 2017 (the “Initial Notes”) and the 10% Senior Secured Notes due 2017 issued only in exchange for a like principal amount at maturity of Initial Notes (the “Exchange Notes,” and together with the Initial Notes, the “Notes”):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or in the case of any Indebtedness assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Acquisition Co.” means Lanza Acquisition Co., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

“Acquisition Deadline Date” means the date that is the 90th day following the Issue Date.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14 and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on June 1, 2014 (such redemption price being that described in Section 3.01(a) on or after June 1, 2014) plus (2) all required remaining scheduled interest payments due on such Notes through June 1, 2014, computed using a discount rate equal to the

Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by (x) the Company or any of its Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

(1) any Capital Stock of any Subsidiary of the Company; or

(2) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business;

provided , however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1.0 million;

(b) the transfer of all of the assets of the Company as permitted under Section 5.01;

(c) any Restricted Payment permitted under Section 4.09 or a Permitted Investment;

(d) the sale of Cash Equivalents;

(e) the sale or other disposition of used, worn out, obsolete or surplus equipment or damaged equipment the repair of which in the good faith determination of the Company is non-economical; and

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended (or comparable or successor provision), any exchange of like property for use in any Permitted Business.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1)      with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)      with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)      any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

 “Capitalized Lease Obligation” at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)  investments in money market funds which invest exclusively in assets satisfying the requirements of clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(3) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company;

(4) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(5) the failure of Kratos to own all of the issued and outstanding Capital Stock of Intermediate Holdings;

provided, however, that a “Change of Control” shall not occur solely as a result of the merger of the Company with and into Kratos that is consummated in accordance with the terms of Section 5.01.

“Change of Control Offer” has the meaning set forth in Section 4.10.

“Change of Control Payment Date” has the meaning set forth in Section 4.10.

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secures the Indenture Obligations.

“Collateral Agent” means Wilmington Trust FSB, as collateral agent and any successor under this Indenture.

“Collateral Agreements” means, collectively, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Commodity Agreement” means any hedging agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in commodity prices.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Company” has the meaning set forth in the preamble to this Indenture.

“Contributions” means, the $45.0 million of cash contributed by Kratos to the Company on or prior to the Issue Date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wilmington Trust FSB, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn:  Kratos/Lanza Administrator.

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means the Depository Trust Company, its nominees and successors.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to the Registration Rights Agreement.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and of all the Initial Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Initial Notes registered under the Securities Act.

“Excluded Assets” means:

(1)           vehicles and other items covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(2)           leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(3)           any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or Guarantor is party;

(4) any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(5) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);

(6) the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

(7) property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(8) any Capital Stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

(9) any Herley Shares until the consummation of the Herley Acquisition; and

(10) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income Taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to U.S. Department of Labor (“DOL”) Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, and trust accounts.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, that with respect to any price less than $5.0 million only the good faith determination by the Company’s senior management shall be required.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (1) Acquisition Co. and (2) each of the Company’s Domestic Subsidiaries that in the future executes a supplemental indenture in which such Domestic Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Herley” means Herley Industries, Inc., a Delaware corporation.

“Herley Acquisition” means the acquisition by the Company or one or more of its Subsidiaries of all of the issued and outstanding Herley Shares in accordance with the Merger Agreement (with no provision thereof having been waived, amended, supplemented or otherwise modified in a manner which could reasonably be expected to be materially adverse to the rights or interests of Kratos, the Company or Acquisition Co. or any Holder without the consent from the Holders holding at least a majority in aggregate principal amount of the Notes).

“Herley Shares” means the Capital Stock of Herley.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IAI Global Notes” has the meaning set forth in Section 2.01.

“incur” has the meaning set forth in Section 4.08.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Kratos’ past practice);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)           all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees, and the Collateral Agreements.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under this Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture

Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Purchasers” means Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Intermediate Holdings” means Acquisition Co. Lanza Parent, a Delaware corporation.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of trade credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Company or any Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the Initial Notes.

“Kratos” means Kratos Defense & Security Solutions, Inc., a Delaware corporation.

“Legal Defeasance” has the meaning set forth in Section 8.01.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means June 1, 2017.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 7, 2011, among Kratos, Acquisition Co. and Herley as in effect on the date thereof.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Subsidiary, as the case may be, to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or such Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale provided , however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Net Proceeds Offer” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Amount” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Payment Date” shall have the meaning set forth in Section 4.11.

“Net Proceeds Offer Trigger Date” shall have the meaning set forth in Section 4.11.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” shall have the meaning set forth in the preamble to this Indenture and means the Initial Notes and the Exchange Notes treated as single class of securities, as amended or supplemental from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes hereunder.

“Offering Memorandum” means that certain confidential Offering Memorandum dated March 22, 2011 pursuant to which the Company offered the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate”  means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

 “Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Business” has the meaning ascribed thereto in the Existing Kratos Indenture (as defined in the definition of the term “Stage II Notes” below).

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness of the Company, Herley and their respective Subsidiaries outstanding on the Issue Date;

(2) Interest Swap Obligations of the Company or any Subsidiary of the Company covering Indebtedness of the Company or such Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(3) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(4) intercompany Indebtedness of the Company or any Subsidiary for so long as such Indebtedness is held by the Company or any Subsidiary; provided, that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (17) or (19) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (4) by the issuer of such Indebtedness;

(5) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of such incurrence;

(6) Indebtedness of the Company or any of its Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers’ compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

(7) obligations of the Company or any of its Subsidiaries in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any such Subsidiary in the ordinary course of business;

(8) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness (including Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

(9) Refinancing Indebtedness;

(10) Indebtedness represented by guarantees by the Company or a Subsidiary of Indebtedness incurred by the Company or a Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Subsidiary is otherwise permitted by the terms of this Indenture;

(11) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(12) Indebtedness under Commodity Agreements; provided that such Commodity Agreements are entered into in the ordinary course of the Company’s or its Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture;

(13) Indebtedness under the Notes issued in the offering described in the Offering Memorandum or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $285.0 million and the related Guarantees; and

(14) additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $2.5 million at any time outstanding.

For purposes of determining compliance with Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

“Permitted Investments”  means:

(1) Investments by the Company or Acquisition Co. in Herley pursuant to the Merger Agreement;

(2) Investments in the Company by any Subsidiary of the Company;

(3) Investments in any Foreign Subsidiary by any other Foreign Subsidiary;

(4) Investments in cash and Cash Equivalents;

(5) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture;

(6) Investments in the Notes;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(8) Investments held by the Company, Herley and their respective Subsidiaries on the Issue Date;

(9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(10) advances and extensions of trade credit to suppliers and customers in the ordinary course of business that are recorded as accounts receivable; and

(11) additional Investments in an aggregate amount not to exceed $2.5 million at any time outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (8) of the definition of “Permitted Indebtedness;” provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12) Liens securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Indenture;

(13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

(14) Liens arising from precautionary UCC filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(15) any interest or title of a lessor or sublessor under any operating lease;

(16) Liens existing as of the Issue Date on assets of the Company, Herley and their respective Subsidiaries and securing Permitted Indebtedness described in clause (1) of the definition thereof to the extent and in the manner such Liens are in effect on the Issue Date;

(17) Liens securing the Notes and all other monetary obligations under this Indenture, the Guarantees and the other Indenture Documents;

(18) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien and which has been incurred in accordance with Section 4.08 provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced;

(19) Liens securing Indebtedness of Foreign Subsidiaries to the extent such Indebtedness is permitted under Section 4.08, provided, that no asset of the Company or any Guarantor shall be subject to any such Lien;

(20) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $1.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and

(21) Liens in favor of the Company or any of its Subsidiaries.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.14.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.17.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend set forth on the Initial Notes in the form set forth in Exhibit A.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“Purchase Money Indebtedness” means Indebtedness of the Company and its Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Notes” has the meaning set forth in Section 2.01.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Redemption Date” has the meaning set forth in Section 3.01(a).

“Reference Date” has the meaning set forth in Section 4.09.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to Permitted Indebtedness) or clauses (1) (other than $2.0 million of Indebtedness of Herley that is to be repaid on May 2, 2011 as described under the section entitled “Transactions — Repayment of Herley Debt” of the Offering Memorandum), (9) or (13) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

(4) if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

(5) shall not include Indebtedness of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Subsidiary that is a Guarantor.

“Register” has the meaning set forth in Section 2.03.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between Intermediate Holdings, the Guarantors, Kratos as issuer under the Stage II Indenture, the guarantors under the Stage II Indenture and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Permanent Global Note” means a permanent Global Note in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in Exhibit C, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in Exhibit C, issued in a denomination equal to the outstanding principal amount of the Initial Notes initially sold in reliance on Rule 903 of Regulation S.

“Restricted Payment” has the meaning set forth in Section 4.09.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Stage II Notes” means 10% Senior Secured Notes due 2017 to be issued as Additional Notes under and as defined in that certain indenture, dated as of May 19, 2010 (the “Stage II Indenture” or the “Existing Kratos Indenture”), among Kratos, its Domestic Subsidiaries that are guarantors thereunder and Wilmington, as trustee (in such capacity, the “Stage II Trustee”) and collateral agent (in such capacity, the “Stage II Collateral Agent”).

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” shall have the meaning set forth in Section 5.01.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2014; provided, however, that if the period from such Redemption Date to June 1, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer”  when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the corporate trust office of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(A)    the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(B)    the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means each of the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)           when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(7)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(8)           unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE TWO

THE NOTES

SECTION 2.01.  Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (“Global Notes”).  The Exchange Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or the Depository rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes originally sold to QIBs shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “QIB Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

Notes issued to Institutional Accredited Investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note will be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the related Regulation S Temporary Global Note.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes that the Company may issue under this Indenture is limited to $285.0 million.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $285.0 million and (ii) Exchange Notes from time to time for issue only in an Exchange Offer for a like principal amount of Initial Notes, in each case, upon written orders of the Company in the form of an Officers’ Certificate.  In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.  Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.  The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

SECTION 2.04.  Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest or Additional Interest, if any, on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

Subject to the provisions of Section 2.14 and 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10, 4.11 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07.  Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

SECTION 2.08.  Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest and Additional Interest, if and, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest and Additional Interest, if applicable, on them ceases to accrue.

SECTION 2.09.  Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10.  Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11.  Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to

Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

SECTION 2.12.  CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.13.  Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14.  Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit C.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes; provided that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will made on such Global Notes by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)           Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) shall, except as otherwise provided by clauses (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

(h)           The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15.  Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)            the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after March 25, 2012 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)            the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.16.  Transfers of Global Notes and Physical Notes.

A transfer of a Global Note or a Physical Note (including the right to receive principal and interest and Additional Interest, if any, payable thereon) may be made only by the Registrar’s entering the transfer in the Register.  Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

ARTICLE THREE

REDEMPTION

SECTION 3.01.  Redemption.

(a)           Optional Redemption on or after June 1, 2014.  Except as described in Sections 3.01(b) and (c), the Notes are not redeemable before June 1, 2014.  At any time on or after June 1, 2014, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1, of each year set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption or purchase (the “Redemption Date”):

Year	Percentage
2014	105.000%
2015	102.500%
2016 and each year thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

(b)           Optional Redemption Upon Equity Offerings.  At any time, or from time to time, on or prior to June 1, 2013, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued under this Indenture at a redemption price of 110% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the Redemption Date; provided that

(1)           at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture shall remain outstanding immediately after such Redemption Date; and

(2)           the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)           Optional Redemption Prior to June 1, 2014.  At any time prior to June 1, 2014, Notes may be redeemed or purchased by the Company in whole or in part, at the Company’s option at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(d)           Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to the Trustee and to each Holder to be redeemed at its registered address.  If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Notes will be made).

Except as set forth in this Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(e)           Mandatory Redemption.  Except as set forth below under clause (i) (“Special Redemption”) or (ii) (“Stage II Notes Exchange Redemption”), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(i)            Special Redemption.  If the Herley Acquisition shall not have occurred on or prior to the Acquisition Deadline Date (or the Herley Acquisition shall have been terminated or abandoned prior to such date), the Company shall, no later than the sixth day following the Acquisition Deadline Date (or in the case where the Herley Acquisition shall have been terminated or abandoned prior to the Acquisition Deadline Date, no later than the date that is the earlier of (x) the date that is the 30th day following the date of such termination or abandonment and (y) the sixth day following the Acquisition Deadline Date), give the Trustee and the Holders at least five Business Days’ (but no more than 10 Business Days’) prior written notice of a special redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Special Redemption”) at a redemption price equal to 107% of the aggregate principal amount thereof, together with accrued but unpaid interest (including, for the avoidance of doubt, pre-issuance interest) thereon to the date of such redemption (the “Special Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will pay, through the Paying Agent, such redemption price for all Notes together with accrued and unpaid interest to the Special Redemption Date. On and after the Special Redemption Date, interest will cease to accrue on Notes called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of such redemption price pursuant to this Indenture.

(ii)           Stage II Notes Exchange Redemption.  If the Herley Acquisition shall have occurred on or prior to the Acquisition Deadline Date, the Company shall give the Trustee and the Holders at least five Business Days’ (but no more than 15 Business Days’) prior written notice of a redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Stage II Notes Exchange Redemption”) at a redemption price equal to 100% of the aggregate principal amount thereof.  Notwithstanding anything to the contrary in any Note or any other Indenture Document, the consideration paid to each Holder on the date of such Stage II Notes Exchange Redemption (the “Exchange Redemption Date”) to redeem its Notes shall only consist of Stage II Notes issued by Kratos (promptly following the merger of the Company with and into Kratos in accordance with the provisions under Section 5.01 in exchange for a like principal amount of such Notes and having the terms described under the section entitled “Description of the Stage II Notes” in the Offering Memorandum.  Unless the Exchange Redemption Date is a scheduled Interest Payment Date for the Notes, the Company shall not be obligated to pay to any Holder any accrued and unpaid interest to the Exchange Redemption Date in connection with the Stage II Notes Exchange Redemption, which accrued and unpaid interest will be evidenced by the Stage II Notes issued to such Holder in exchange for its Notes (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will only pay such redemption price for any Note through the issuance of a Stage II Note having the same principal amount as such Note. On and after the Exchange Redemption Date, interest will cease to accrue on Notes called for redemption and the Notes and this Indenture will be deemed to have been satisfied and discharged in full as long as Kratos has issued to each Holder Stage II Notes in accordance with the preceding paragraph under this clause (ii).

Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.  Selection of Notes to be Redeemed.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1)      in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

(2)      if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

The Company shall provide the Trustee a period of at least 10 days to select the Notes to be redeemed prior to the date the notice of redemption is sent to Holders.  If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository’s procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  The Trustee may select for redemption portions (equal to $2,000 in principal amount at maturity or an integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $2,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’ written request delivered at least ten (10) days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’ name and at the Company’ expense, provided that the Company’s request to the Trustee contains the information listed in the following paragraph.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest and Additional Interest, if any, to be paid the Redemption Date;

(3)           the name and address of the Paying Agent;

(4)           the CUSIP number;

(5)           the subparagraph of the Notes pursuant to which such redemption is being made;

(6)           the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date;

(7)           that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price, interest Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

(8)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

SECTION 3.04.  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Additional Interest, if any, thereon to (but not including) the Redemption Date, but installments of interest and Additional Interest, if applicable, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

SECTION 3.05.  Deposit of Redemption Price.

Not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with this Section 3.05, then  the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.  Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.  Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of this Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same Default Rate to the extent lawful

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02.  Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

SECTION 4.03.  Corporate Existence.

Except as otherwise permitted by Article Four, Article Five and Article Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company or corporate existence of each of the Subsidiaries in accordance with the respective organizational documents of the Company and of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of the Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.04.  Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of the Subsidiaries or their properties or any of the Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05.  Maintenance of Properties and Insurance.

The Company shall, and shall cause each of its Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their properties that are used or useful in the conduct of their business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is desirable in the conduct of their businesses and is not disadvantageous in any material respect to the Holders, in each case as determined in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be.

The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and the Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Subsidiaries are engaged.

SECTION 4.06.  Compliance Certificate, Notice of Default.

(1)           The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year commencing with the fiscal year ending December 31, 2011, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(2)           (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Company that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten (10) Business Days of any such officer becoming aware of such occurrence.

SECTION 4.07.  Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) the Company hereby expressly waive all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08.  Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur,” which term shall be deemed to include the entry into a committed revolving credit facility or agreement to increase in the amount of the revolving commitments thereunder, in each case, in an aggregate principal amount equal to the aggregate amount of all revolving commitments thereunder at the time of such entry or increase, as the case may be, and for the avoidance of doubt not the extension or issuance of individual loans or letters of credit thereunder) any Indebtedness (other than Permitted Indebtedness), and the Company will not, and will not permit any of its Subsidiaries, to issue any shares of Preferred Stock (including any Disqualified Stock).

(b) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Subsidiary under (i) in the case of the Company, the Notes and the other Indenture Documents or (ii) in the case of such Subsidiary, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary.

The amount of any Indebtedness outstanding as of any date will be:

(1)     the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)     the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)     in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person without recourse to such Person or any of its assets (other than to the assets that are the subject of such Lien), the lesser of:

(A) the Fair Market Value of such assets that are the subject of such Lien at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

SECTION 4.09.  Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or its Subsidiaries) on or in respect of shares of Capital Stock of the Company or its Subsidiaries to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Subsidiaries (other than any such Capital Stock held by the Company or its Subsidiaries);

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”.

SECTION 4.10.  Repurchase upon Change of Control.

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.10 and that, to the extent lawful, all Notes validly tendered and not withdrawn shall be accepted for payment;

(2)           the purchase date (including the amount of accrued interest and Additional Interest if any), which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”):

(3)           that any Note not tendered shall continue to accrue interest and Additional Interest, if applicable;

(4)           that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, after the Change of Control Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its elections to have such Notes purchased;

(7)           that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof, and such new Notes will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made);

(8)           the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.10.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer.

SECTION 4.11.  Limitation on Asset Sales.

The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 100% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities received by the Company or any such Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 60 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

(3) the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 10 Business Days of receipt thereof to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business or the acquisition of all of the Capital Stock of a Person engaged in a Permitted Business.

On the 11th Business Day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; provided, however, that notwithstanding anything to the contrary in this covenant, consideration received by the Company or any such Subsidiary from an Asset Sale of any Herley Shares shall not constitute Net Cash Proceeds until the consummation of the Herley Acquisition.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes properly tendered in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this Section 4.11.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered) or on as nearly a pro rata basis as is practicable (subject to the Depository’s procedures). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

SECTION 4.12.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

(1)      pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)      make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or

(3)      transfer any of its property or assets to the Company or any other Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(A)          applicable law, rule or regulation;

(B)           this Indenture, the Notes, the Guarantees, or the Collateral Agreements;

(C)           customary non-assignment provisions of any lease of any Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(D)          any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(E)           agreements of the Company, Herley and their respective Subsidiaries existing on the Issue Date and amendments and modifications thereto, where such amendments and modifications, with respect to (1) the Indenture Documents, are in accordance with the provisions under Article Nine, (2) the Merger Agreement, are such that no provision thereof has been waived, amended, supplemented or otherwise modified in a manner which could reasonably be expected to be materially adverse to the rights or interests of any Holder, without the consent from the Holders holding at least a majority in aggregate principal amount of the Notes and (3) any other agreement, so long as the restrictions, taken as a whole, in such amendments or modifications are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements;

(F)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(G)           restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(H)          provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(I)            restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

(J)            restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (B) and (E) above;

(K)          restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(L)           restrictions on the ability of any Foreign Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; or

(M)         an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (B), (D), (E), (H) or (I) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (B), (D), (E), (H) or (I).

SECTION 4.13.  Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Company will not permit or cause any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein (other than as required by applicable law); provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Subsidiary in compliance with the provisions of Section 4.11.

SECTION 4.14.  Limitation on Liens.

The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired thereafter other than the Herley Shares until the consummation of the Herley Acquisition, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

SECTION 4.15.  Limitations on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(x)            Affiliate Transactions permitted under paragraph (b) below, and

(y)           Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and the Company shall deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of this Section 4.15. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b)  The restrictions set forth in paragraph (a) of this Section 4.15 shall not apply to:

(1)         reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2)         transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided, that such transactions are not otherwise prohibited by this Indenture;

(3)         any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)         Restricted Payments permitted by this Indenture and Permitted Investments described in clause (9) of the definition thereof;

(5)         the merger of the Company with and into Kratos in accordance with the provisions under Section 5.01 and the consummation of the Stage II Notes Exchange Redemption under Section 3.01(e)(ii); and

(6)         any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Subsidiaries in the ordinary course of business.

SECTION 4.16.  Additional Subsidiary Guarantees.

The Company shall cause (a) each of Herley and its Domestic Subsidiaries no later than the fifteenth Business Day following the full and complete consummation of the Herley Acquisition and (b) each other Domestic Subsidiary acquired or created after the Issue Date by the Company or any of its Subsidiaries to:

(1)           execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Domestic Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)           take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

(3)           take such further action and execute and deliver such other documents specified in this Indenture or otherwise necessary to effectuate the foregoing; and

(4)           deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.17.  Real Estate Mortgages and Filings.

With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by the Company or any of its Domestic Subsidiaries on the Issue Date (other than Herley or any of its Domestic Subsidiaries), (b) owned by Herley or any of its Domestic Subsidiaries on the day it becomes a Guarantor or (c) acquired by the Company or any such Domestic Subsidiary thereafter with a purchase price of greater than $1.0 million, on such date in the case of clause (a), within 90 days of Herley or such Domestic Subsidiary becoming a Guarantor in the case of clause (b), and within 90 days of the acquisition thereof in the case of clause (c):

(1)      the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)      the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by such Mortgage constitute Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3)      the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

SECTION 4.18.  Conduct of Business.

Notwithstanding anything to the contrary herein, neither the Company nor Acquisition Co. will engage in any business activities (including (i) making any Investments (other than Investments consisting of Herley Shares in accordance with the Merger Agreement and Cash Equivalents), (ii) incurring any Indebtedness (other than the Notes and the Guarantees) and (iii) granting any Liens (other than Permitted Liens described in clause (17) of the definition thereof)) other than such activities as are necessary for it to perform its obligations under this Indenture, each other Indenture Document and the Merger Agreement.

The Company will not, and will not permit any of its Subsidiaries to, engage in any businesses other than Permitted Businesses.

SECTION 4.19.  Reports to Holders.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders:

(1)      all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)      all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.20.  Limitations on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

SECTION 4.21. Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, or any of the Collateral Agreements unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.22.  Additional Interest.

If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable.  Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the

Company’s Subsidiaries) whether as an entirety or substantially as an entirety to any Person; provided, that the Company may merge with and into Kratos so long as:

(1) Kratos shall expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed thereunder, and (ii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) promptly following the merger of the Company into Kratos, Kratos shall give the  Trustee and the Holders written notice of the Stage II Notes Exchange Redemption, in accordance with the provisions under Section 3.01(e)(ii);

(3) the Herley Acquisition shall have been consummated;

(4) all assets (including the Herley Shares) and liabilities (including the Notes) of the Company shall become assets and liabilities of Kratos; and

(5) Kratos shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of this Section 5.01 and Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity (within fifteen Business Days in the case of the contemplated merger of Acquisition Co. with and into Herley) assumes (a) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture, (b) by an assumption and joinder, executed and delivered to the Trustee, the performance of every covenant of the Registration Rights Agreement and (c) by amendment, supplement or other instrument executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction (other than the contemplated merger of Acquisition Co. with and into Herley), no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of (i) a Guarantor with and into another Guarantor or (ii) a Guarantor with an Affiliate organized solely for the purpose of reincorporating such Guarantor in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with clause (2) of the immediately preceding paragraph.

SECTION 5.02.  Successor Entity Substituted.

Upon the merger of the Company with and into Kratos in accordance with the provisions of Section 5.01, Kratos shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.  The following events are defined as “Events of Default”:

(1) the failure to pay interest or Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 5 Business Days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon mandatory redemption (including a default in payment resulting from the failure to give notice of such mandatory redemption), upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or and Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to (a) Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement and (b) the first sentence under Section 4.18, which will constitute an Event of Default without either such notice or passage of time requirement);

(4) (a) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time or (b) an “Event of Default” under, and as defined in, the Stage II Indenture shall have occurred, in each case, other than as the result of the breach of any covenant contained in the agreements governing such Indebtedness or the Stage II Indenture, as the case may be, that limits the sale or other disposition of, or the granting of any Liens on, the Herley Shares;

(5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, such Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, (B) appoint a Custodian of the Company, such Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

(8) (i) any security interest created by any Collateral Agreement ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Agreements) or (ii) the breach or repudiation by the Company or any of its Subsidiaries of any of their obligations under any Collateral Agreement (other than by reason of a release of such obligation or Lien related thereto in accordance with the terms of thisIndenture or the Collateral Agreement); provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent (to the extent required under the Collateral Agreements);

(9) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(10) any Guarantee of a Significant Subsidiary or any group of Domestic Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary or any group of Domestic Subsidiaries that, taken together, would constitute a Significant Subsidiary is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of a Significant Subsidiary or any group of Domestic Subsidiaries that, taken together, would constitute a Significant Subsidiary is found by a court of competent jurisdiction to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.  Acceleration.

(a)     If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)     If an Event of Default specified in Section 6.01(6) or (7)  with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)     At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2)  if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment;

(4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(4), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

Subject to Sections 2.09, 6.02(c), 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest, or Additional Interest, if any, on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.  Control by Majority.

Subject to Section 2.09 and applicable law, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee including, without limitation, any remedies provided for in Section 6.03.  Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee, reasonably believes conflicts with any applicable law or any of the other Indenture Documents, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee, may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee shall be in writing).

SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3)           such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)           the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5)           during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest and Additional Interest, if any, remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Collateral Agreements and Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07. The Company’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12. Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.  Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(3)           this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(4)             the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(5)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise).  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture Documents at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’ accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four  or Five hereof.

(f)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(h)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The permissive right of the Trustee to take any action under this Indenture Documents shall not be construed as a duty to so act.

(l)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee.

(m)          In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

SECTION 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04.  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Company’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.05.  Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ninety (90) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest and Additional Interest, if any, on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.  Reports by Trustee to Holders.

Within sixty (60) days after each May 15, beginning with May 15, 2011, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee in writing if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

The Company and the Guarantors, jointly and severally, shall pay to the Trustee (the “Indemnified Party”) from time to time such compensation for its services as Trustee, as the case may be, as shall from time to time be agreed in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, the Indenture Documents.  Such expenses shall include the reasonable fees and expenses of the Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby agree to indemnify the Indemnified Party for, and to hold it harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by of it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of the Indemnified Party, arising out of or in connection with this Indenture Documents, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture or the other Indenture Documents against the Company or any Guarantor (including this Section 7.07) and defending itself. against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against it for which the Trustee may seek indemnity hereunder or under the other Indenture Documents.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party, which consent shall not be unreasonably be withheld.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee or the Collateral Agent, in its capacity as such, except assets or money held in trust to pay principal of or interest and Additional Interest, if any, on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the other Indenture Documents or the resignation or removal of the Trustee, or the Collateral Agent.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

SECTION 7.08.  Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the

Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’ expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.09.  Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.  Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligors of the Notes.

If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11.  Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.  Trustee as Paying Agent and Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07, 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Paying Agent, as Registrar and as Collateral Agent.

SECTION 7.13.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith.  The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Subsidiaries shall, subject to the satisfaction of the conditions set forth in paragraph (d) below, be released and discharged from their obligations under any covenant contained in Sections 4.04 through 4.06,  Sections 4.08 through 4.22 (provided that the release and discharge of the Company’s obligations under Section 4.22 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Sections 6.01(3) (solely as such section pertains to Sections 4.04 through 4.06, Sections 4.08 through 4.22 (provided that the release and discharge of the Company’s obligations under Section 4.22 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and Section 5.01(2)), and Sections 6.01(4) through Section 6.01(9) (other than Sections 6.01(6) and 6.01(7)) shall not constitute Events of Default.

(d)           The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

1.             The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or the applicable Redemption Date, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

2.             In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3.             in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, to the effect that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.             No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the failure to comply with Section 4.08 arising in connection with the borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or insofar as Defaults or Events of Default under Section 6.01(6) or 6.01(7) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

5.             Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default resulting from the failure to comply with Section 4.08 arising in connection with the borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of it Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

6.             The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

7.             The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; and

8.             The Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, this Indenture (and all Liens on Collateral in connection with the issuance of the Notes) shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or redemption in connection with the Stage II Notes Exchange Redemption as referenced in Section 3.01(e)(ii) above; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under this Indenture and the Collateral Agreements by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, and 2.10, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04.  Acknowledgment of Discharge by Trustee and Collateral Agent.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company’ obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Collateral Agent shall execute and deliver to the Company (at the Company’s expense) any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.05.

SECTION 8.05.  Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes.  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’ request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal, premium, if any, and interest and Additional Interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.06.  Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest and Additional Interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture and each other Indenture Document to which such Person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company have made any payment of premium, if any, or interest and Additional Interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes;

(7) to release a Guarantor as permitted by this Indenture and the relevant Guarantee; or

(8) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements,

so long as such amendment, modification or supplement does not adversely affect the rights of any of the Holders in any material respect.  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.  After an amendment, modification, waiver or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement or constitute an Event of Default hereunder.

SECTION 9.02.  With Consent of Holders.

The Company and the Guarantors, when authorized by a Board of Resolution, and the Trustee, or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements without notice to any other Holders.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Collateral Agreements or the Notes without notice to any other Holder.  However, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, shall (a) without the consent of each Holder of each Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control, or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7)           subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(8)           release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(9)           make any changes to Section 9.01 or this Section 9.02; or

(b)           without the consent of the Holders of at least 66 2/3 % in principal amount of the then outstanding Notes issued under this Indenture, release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes or receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses(a) or (b) of the first paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement.  The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company.  Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

SECTION 9.07.  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN

GUARANTEE

SECTION 10.01.  Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(8), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.  Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01, 4.11 and 10.04.  If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.  Release of a Guarantor.

A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)      if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation and, in the case of a sale of Capital Stock, whether directly by transfer of Capital Stock issued by that Guarantor or indirectly by transfer of Capital Stock of other Subsidiaries that, directly or indirectly, own Capital Stock issued by such Guarantor) to a Person other than the Company or any of its Domestic Subsidiaries or (b) such Guarantor ceases to be a Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.11;

(2)      if the Company exercises its legal defeasance option or its covenant defeasance option as described below under Section 8.01; or

(3)      upon satisfaction and discharge of this Indenture as described in Section 8.02 or payment in full in cash of the principal of, and premium, if any, accrued and unpaid interest and Additional Interest, if any, on, the Notes and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03.  Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.04.  Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with this Section 10.04 and Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes (a) by supplemental indenture in form attached hereto as Exhibit F, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture and (b) by amendment, supplement or other instrument executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

This Section 10.04 will not apply to:

(a)            any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or; or

(b)           any merger or consolidation of a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia.

SECTION 10.05.  Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06.  Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

SECTION 10.07.  Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.08.  Execution and Delivery of Guarantees.

Each guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit F hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Guarantee set forth in this Article 10 without the need for any further notation on the Notes.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.  No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.02.  Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Acquisition Co. Lanza Parent

4820 Eastgate Mall

San Diego, CA 92121

Tel: (858) 812-7300

Fax: (858) 812-7301

Attention: Deanna Lund

if to the Trustee:

Wilmington Trust FSB

CCS-Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention:  Jane Y. Schweiger

Facsimile No:  (612) 217-5651

if to the Collateral Agent:

Wilmington Trust FSB

CCS-Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attention: Jane Y. Schweiger

Facsimile No:  (612) 217-5651

Each of the Company, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a

Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 11.03.  Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes.  The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Agreement or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(1)           an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement or any other Indenture Document relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Agreement or any other Indenture Document, other than the Officers’ Certificate required by Section 4.06(1), shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

SECTION 11.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  No Recourse Against Others.

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, this Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11.  Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12.  Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.  Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE

SECURITY

SECTION 12.01.  Grant of Security Interest.

(1)           The due and punctual payment of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes shall be secured as provided in the Collateral Agreements.  Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

(2)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and shall cause each of its Domestic Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed, including taking all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein.  If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

SECTION 12.02.  Opinions.

The Company shall furnish to the Trustee, at such time as required by TIA Section 314(b) an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or  re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement.

The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within three months of the last day of each fiscal year, commencing on December 31, 2011, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

SECTION 12.03.  Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company.  The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Agreements.

SECTION 12.04.  Specified Releases of Collateral.

Subject to Section 12.03, Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, or as provided hereby.  Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Guarantees under any one or more of the following circumstances:

(1)           to enable the Company (or a Guarantor) to consummate asset sales or dispositions that are not Asset Sales or that are Asset Sales permitted under Section 4.11;

(2)           with the consent of the Holders of at least 66 2/3 % in principal amount of the then outstanding Notes pursuant to Section 9.02;

(3)           if any Subsidiary that is a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, such Subsidiary’s assets will also be released; or

(4)           if such release is required under any of the Collateral Agreements.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

SECTION 12.05.  Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.01.

SECTION 12.06.  Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Company or such Guarantor, and such Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 12.07.  Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.08.  Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

Wilmington Trust FSB is hereby appointed Collateral Agent.  Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions.

SECTION 12.09.  Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

ACQUISITION CO. LANZA PARENT

By:	/s/ Deanna Lund
	Name:	Deanna Lund
	Title:	Executive Vice President & Chief Financial Officer

LANZA ACQUISITION CO.

By:	/s/ Deanna Lund
	Name:	Deanna Lund
	Title:	Executive Vice President & Chief Financial Officer

Indenture

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Vice President

Indenture

EXHIBIT A

[FORM OF INITIAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER  TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.

A-1

ACQUISITION CO. LANZA PARENT

10% SENIOR SECURED NOTES DUE 2017

CUSIP No.
No.	$
[or such other principal amount as
shall be set forth in the Schedule
of Exchanges of Interests in the
Global Note attached hereto]

Acquisition Co. Lanza Parent, a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of                   DOLLARS ($                  ) [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto] on June 1, 2017.

Interest Rate:  10%.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2011.

Record Dates:  May 15 and November 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ACQUISITION CO. LANZA PARENT

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10% Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

Dated:	By:
Authorized Signatory

(REVERSE OF NOTE)

10% Senior Secured Note due 2017

1.             Interest.  Acquisition Co. Lanza Parent, a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including December 1, 2010.  The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing June 1, 2011.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same Default Rate to the extent lawful.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by check payable in such U.S. Legal Tender.  The Company shall deliver any such interest payment to the Paying Agent for delivery to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.  Initially, Wilmington Trust FSB (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

4.             Indenture.  The Notes were issued under an Indenture, dated as of March 25, 2011 (the “Indenture”), by and among the Company, the guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

5.             Redemption.

(a)           Optional Redemption on or after June 1, 2014.  Except as described in Sections 5(b) and 5(c) below, the Notes are not redeemable at the option of the Company before June 1, 2014.  At any time on or after June 1, 2014, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of each of the years set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and each year thereafter	100.000%

(b)           Optional Redemption Upon Equity Offerings.  At any time, or from time to time, on or prior to June 1, 2013, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 110% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering,

(1)           at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture shall remain outstanding immediately after such redemption; and

(2)           the Redemption Date must be as of a date not more than 120 days after the consummation of any such Equity Offering.

(c)           Optional Redemption Prior to June 1, 2014.  At any time prior to June 1, 2014, the Company may, at its option, redeem the Notes for cash, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)           Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to the Trustee and to each Holder to be redeemed at its registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.  Notes in denominations of $2,000 or an integral multiple of $1,000 in excess thereof may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(e)           Mandatory Redemption.  Except as set forth below under clause (i) (“Special Redemption”) or (ii) (“Stage II Notes Exchange Redemption”), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(i)            Special Redemption.  If the Herley Acquisition shall not have occurred on or prior to the Acquisition Deadline Date (or the Herley Acquisition shall have been terminated or abandoned prior to such date), the Company shall, no later than the sixth day following the Acquisition Deadline Date (or in the case where the Herley Acquisition shall have been terminated or abandoned prior to the Acquisition Deadline Date, no later than the date that is the earlier of (x) the date that is the 30th day following the date of such termination or abandonment and (y) the sixth day following the Acquisition Deadline Date), give the Trustee and the Holders at least five Business Days’ (but no more than 10 Business Days’) prior written notice of a special redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Special Redemption”) at a redemption price equal to 107% of the aggregate principal amount thereof, together with accrued but unpaid interest (including, for the avoidance of doubt, pre-issuance interest) thereon to the date of such redemption (the “Special Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will pay, through the Paying Agent, such redemption price for all Notes together with accrued and unpaid interest to the Special Redemption Date. On and after the Special Redemption Date, interest will cease to accrue on Notes called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of such redemption price pursuant to this Indenture.

(ii)           Stage II Notes Exchange Redemption.  If the Herley Acquisition shall have occurred on or prior to the Acquisition Deadline Date, the Company shall give the Trustee and the Holders at least five Business Days’ (but no more than 15 Business Days’) prior written notice of a redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Stage II Notes Exchange Redemption”) at a redemption price equal to 100% of the aggregate principal amount thereof.  Notwithstanding anything to the contrary in this Note or any other Indenture Document, the consideration paid to each Holder on the date of such Stage II Notes Exchange Redemption (the “Exchange Redemption Date”) to redeem its Notes shall only consist of Stage II Notes issued by Kratos (promptly following the merger of the Company with and into Kratos in accordance with the provisions under Section 5.01 in exchange for a like principal amount of such Notes and having the terms described under the section entitled “Description of the Stage II Notes” in the Offering Memorandum.  Unless the Exchange Redemption Date is a scheduled Interest Payment Date for the Notes, the Company shall not be obligated to pay to any Holder any accrued and unpaid interest to the Exchange Redemption Date in connection with the Stage II Notes Exchange Redemption, which accrued and unpaid interest will be evidenced by the Stage II Notes issued to such Holder in exchange for its Notes (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will only pay such redemption price for any Note through the issuance of a Stage II Note having the same principal amount as such Note. On and after the Exchange Redemption Date, interest will cease to accrue on Notes called for redemption and the Notes and the Indenture will be deemed to have been satisfied and discharged in full as long as Kratos has issued to each Holder Stage II Notes in accordance with the preceding paragraph under this clause (ii).

6.             Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7.             Registration Rights.  Pursuant to the Registration Rights Agreement among the Company, the Guarantors party thereto, Kratos, as issuer under the Stage II Indenture, the guarantors party to the Stage II Indenture and the Initial Purchasers of the Initial Notes, the Company will be obligated to consummate an exchange offer.  Upon such exchange offer, the Holders of the Initial Notes shall have the right, subject to compliance with securities laws, to exchange such Initial Notes for 10% Senior Secured Notes due 2017, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes.  The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

8.             Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part.

9.             Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.           Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.           Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

12.           Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

13.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and the Subsidiaries to, among other things, incur additional Indebtedness or issue Preferred Stock, grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

14.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and except in case of a failure to comply with Article Five of the Indenture) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.           Guarantee.  Subject to the terms and conditions of Article Ten of the Indenture, payment of principal, premium, if any, interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

19.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20.                                 Governing Law.  THIS NOTE, THE GUARANTEES, THE INDENTURE, AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

21.                                 Waiver of Jury Trial.  Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

22.                                 Security.  The Company’ and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

23.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to: Acquisition Co. Lanza Parent, 4820 Eastgate Mall, San Diego, CA 92121.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                               agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) March 25, 2012, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	☐	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Change of Control Offer) or 4.11 (Asset Sale Offer) of the Indenture, check the appropriate box:

Section 4.10 (Change of Control Offer) [         ]

Section 4.11 (Asset Sale Offer) [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 (Change of Control Offer) or 4.11 (Asset Sale Offer) of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:	Signature:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No :

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian
Date of Exchange

EXHIBIT B

[FORM OF EXCHANGE NOTE]

ACQUISITION CO. LANZA PARENT

10% SENIOR SECURED NOTES DUE 2017

CUSIP No.
No.	$

Acquisition Co. Lanza Parent, a Delaware corporation (the “Company”, which term includes any successors under the Indenture hereinafter referred to), for value received promise to pay to Cede & Co., or registered assigns, the principal sum of                  DOLLARS ($            ) on June 1, 2017.

Interest Rate:  10%.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2011.

Record Dates:  May 15 and November 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ACQUISITION CO. LANZA PARENT

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10% Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

Dated:	By:
Authorized Signatory

(REVERSE OF NOTE)

10% Senior Secured Note due 2017

1.                                       Interest.  Acquisition Co. Lanza Parent, a Delaware corporation (the “Company”, which term includes any successor entity under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the most recent date on which interest has been paid on the Initial Note with respect to which this Note was exchanged therefor, pursuant to the Exchange Offer and if no interest was paid thereunder, December 1, 2010.  The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing June 1, 2011.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest at the same Default Rate to the extent lawful.

2.                                       Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by check payable in such U.S. Legal Tender.  The Company shall deliver any such interest payment to the Paying Agent for delivery to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wilmington Trust FSB (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

4.                                       Indenture.  The Notes were issued under an Indenture, dated as of March 25, 2011 (the “Indenture”), by and among the Company, the guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.

The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

5.                                       Redemption.

(a)                                  Optional Redemption on or after June 1, 2014.  Except as described in Sections 5(b) and 5(c) below, the Notes are not redeemable at the option of the Company before June 1, 2014.  At any time on or after June 1, 2014, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1, of each of the years set forth below, plus, in each case, accrued and unpaid interest thereon to the Redemption Date:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and each year thereafter	100.000%

(b)                                 Optional Redemption Upon Equity Offerings.  At any time, or from time to time, on or prior to June 1, 2013, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 110% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering,

(1)                                  at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture shall remain outstanding immediately after such redemption; and

(2)                                  the Redemption Date must be as of a date not more than 120 days after the consummation of any such Equity Offering.

(c)                                  Optional Redemption Prior to June 1, 2014.  At any time prior to June 1, 2014, the Company may, at its option, redeem the Notes for cash, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)                                 Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to the Trustee and to each Holder to be redeemed at its registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.  Notes in denominations of $2,000 or an integral multiple of $1,000 in excess thereof more may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(e)                                  Mandatory Redemption.  Except as set forth below under clause (i) (“Special Redemption”) or (ii) (“Stage II Notes Exchange Redemption”), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(i)                                     Special Redemption.  If the Herley Acquisition shall not have occurred on or prior to the Acquisition Deadline Date (or the Herley Acquisition shall have been terminated or abandoned prior to such date), the Company shall, no later than the sixth day following the Acquisition Deadline Date (or in the case where the Herley Acquisition shall have been terminated or abandoned prior to the Acquisition Deadline Date, no later than the date that is the earlier of (x) the date that is the 30th day following the date of such termination or abandonment and (y) the sixth day following the Acquisition Deadline Date), give the Trustee and the Holders at least five Business Days’ (but no more than 10 Business Days’) prior written notice of a special redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Special Redemption”) at a redemption price equal to 107% of the aggregate principal amount thereof, together with accrued but unpaid interest (including, for the avoidance of doubt, pre-issuance interest) thereon to the date of such redemption (the “Special Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will pay, through the Paying Agent, such redemption price for any Note together with accrued and unpaid interest to the Special Redemption Date. On and after the Special Redemption Date, interest will cease to accrue on Notes called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of such redemption price pursuant to this Indenture.

(ii)                                  Stage II Notes Exchange Redemption.  If the Herley Acquisition shall have occurred on or prior to the Acquisition Deadline Date, the Company shall give the Trustee and the Holders at least five Business Days’ (but no more than 15 Business Days’) prior written notice of a redemption by telecopier, courier or first-class mail to the Trustee’s Corporate Trust Office and each Holder’s registered address and redeem all of the Notes then outstanding (the “Stage II Notes Exchange Redemption”) at a redemption price equal to 100% of the aggregate principal amount thereof.  Notwithstanding anything to the contrary in this Note or any other Indenture Document, the consideration paid to each Holder on the date of such Stage II Notes Exchange Redemption (the “Exchange Redemption Date”) to redeem its Notes shall only consist of Stage II Notes issued by Kratos (promptly following the merger of the Company with and into Kratos in accordance with the provisions under Section 5.01 in exchange for a like principal amount of such Notes and having the terms described under the section entitled “Description of the Stage II Notes” in the Offering Memorandum.  Unless the Exchange Redemption Date is a scheduled Interest Payment Date for the Notes, the Company shall not be obligated to pay to any Holder any accrued and unpaid interest to the Exchange Redemption Date in connection with the Stage II Notes Exchange Redemption, which accrued and unpaid interest will be evidenced by the Stage II Notes issued to such Holder in exchange for its Notes (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The Company will only pay such redemption price for any Note through the issuance of a Stage II Note having the same principal amount as such Note. On and after the Exchange Redemption Date, interest will cease to accrue on Notes called for redemption and the Notes and the Indenture will be deemed to have been satisfied and discharged in full as long as Kratos has issued to each Holder Stage II Notes in accordance with the preceding paragraph under this clause (ii).

6.                                       Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7.                                       Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part.

8.                                       Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it and the Notes for all purposes.

9.                                       Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.                                 Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due from the deposits referred to above.

11.                                 Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

12.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and the Subsidiaries to, among other things, incur additional Indebtedness or issue Preferred Stock, grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

13.                                 Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

14.                                 Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.                                 Trustee Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

16.                                 No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, this Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.                                 Guarantee.  Subject to the terms and conditions of Article Ten of the Indenture, payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

18.                                 Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

19.                                 Governing Law.  THIS NOTE, THE GUARANTEES, THE INDENTURE, AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

20.                                 Waiver of Jury Trial.  Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

21.                                 Security.  The Company’ and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

22.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to: Acquisition Co. Lanza Parent, 4820 Eastgate Mall, San Diego, CA 92121.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Change of Control Offer) or 4.11 (Asset Sale Offer) of the Indenture, check the appropriate box:

Section 4.10 (Change of Control Offer) [         ]

Section 4.11 (Asset Sale Offer) [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 (Change of Control Offer) or 4.11 (Asset Sale Offer) of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or an integral multiple of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:	Signature:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No :

Signature Guarantee:

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTES]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED

C-1

OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.](1)

(1)  To be included with Temporary Regulation S Global Note.

C-2

EXHIBIT D

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

,

Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Attn:  Jane Y. Schweiger

Re:                               10% Senior Secured Notes due 2017 (the “Notes”) of Acquisition Co. Lanza Parent, a Delaware corporation (the “Company,” which term includes any successor entity)

Ladies and Gentlemen:

In connection with our proposed purchase of $                       aggregate principal amount of the Notes, we confirm that:

1.                                       We have received a copy of the Offering Memorandum (the “Offering Memorandum”), dated March 22, 2011, relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of the Offering Memorandum.

2.                                       We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of March 25, 2011 relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within one year after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4.                                       We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled “Notice to Investors” of the Offering Memorandum.

5.                                       We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.                                       We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

8.                                       We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Attn:  Jane Y. Schweiger

Re:          10% Senior Secured Notes due 2017 (the “Notes”) of Acquisition Co. Lanza Parent, a Delaware corporation (the “Company,” which term includes any successor entity)

Ladies and Gentlemen:

In connection with our proposed sale of $                       aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.             the offer of the Notes was not made to a person in the United States;

2.             either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3.             no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4.             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.             we have advised the transferee of the transfer restrictions applicable to the Notes.

E-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                   , among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a “Guaranteeing Subsidiary”) of the Company, and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Acquisition Co. Lanza Parent, a Delaware corporation (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 25, 2011 providing for the issuance of 10% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Joinder to Indenture.  Each of the Guaranteeing Subsidiaries hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such Guaranteeing Subsidiary executed the Indenture on the date thereof.

3.             Agreement to Guarantee.  Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or 6.01(7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 of the Indenture.

The obligations of each Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or the Collateral Agreements or for any claim based on, in respect of, such obligations or their creation.

The Guarantee executed and delivered hereby is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of each Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.

GUARANTEEING SUBSIDIARIES:

[ ]
By:
Name:
Title:

THE TRUSTEE:
Wilmington Trust FSB, as Trustee

By:
Name:
Title: